EXHIBIT 32.1

CERTIFICATION OF ANNUAL REPORT ON FORM 10-Q OF

SCOTT’S LIQUID GOLD-INC.

FOR THE QUARTER ENDED JUNE 30, 2024

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of Scott’s Liquid Gold-Inc. (“Scott’s Liquid Gold”), that to his or her knowledge:

1. This Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Scott’s Liquid Gold.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Quarterly Report on Form 10-Q. A signed original of this statement has been provided to Scott’s Liquid Gold and will be retained by Scott’s Liquid Gold and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is executed as of August 1, 2024.

/s/ David M. Arndt
David M. Arndt, President, Principal Executive Officer, and Chief Financial Officer
(Principal Financial and Chief Accounting Officer)